    Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Flexpoint Sensor Systems, Inc. (the “Company”) for the period ending June 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), we, Clark M. Mower, Chief Executive Officer, and Thomas N. Strong, Chief Financial Officer of our Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  August 14, 2012

/s/ Clark M. Mower

Clark M. Mower

Chief Executive Officer

Dated: August 14, 2012

/s/ Thomas N. Strong

Thomas N. Strong

Chief Financial Officer